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                                                                   Exhibit 10.36

                                           September 11, 2003

Mr. Lawrence Rutkowski
69 Heather Drive
New Canaan, CT. 06840

Dear Larry,

         This proposed letter agreement is our offer to employ you as Senior Vice President and Chief Financial Officer of The Warnaco Group, Inc. (together with its subsidiaries, divisions and affiliates, the "Company"). Except as otherwise provided in this agreement, the terms of your employment with the Company shall be governed by the Warnaco Job Application and current Employee Handbook. The effectiveness of this agreement is conditioned upon (i) there being no agreement between you and any prior employer that interferes, or could interfere with, your employment with the Company unless such agreement is to the satisfaction of the Company waived by such prior employer; and (ii) your successful completion of the Company's standard pre-employment checks, including, but not limited to, a drug test.

         1. The Company agrees to employ you and you agree to serve as Senior Vice President and Chief Financial Officer of the Company, and you shall have such authorities, duties and responsibilities commensurate with the position of Chief Financial Officer. In carrying out your duties, you shall report to the Chief Executive Officer of the Company. You agree to devote your full time and best efforts to the satisfactory performance of such services and duties as the position requires, and you shall be entitled to (i) serve on the boards of directors of trade associations and charitable organizations, subject to the good faith approval of the Chief Executive Officer of the Company and the Company's Board of Directors which approval shall not be unreasonably withheld, (ii) engage in charitable activities and community affairs and (iii) manage your personal investments and affairs, provided that such activities do not interfere with the proper performance of your duties and responsibilities for the Company.

         2. The term (the "Term") of your employment shall begin as of the date you execute this agreement (the "Commencement Date") and end at the close of business on the second anniversary of the Commencement Date; provided, however, that the Term shall thereafter be automatically extended for additional one-year periods unless either you or the Company gives the other written notice at least 120 days prior to the then-scheduled expiration of the Term that such party is electing not to so extend the Term. Notwithstanding the foregoing, the Term shall end on the date on which your employment is terminated by either party in accordance with the provisions herein.

         3.  Your compensation shall be as follows:




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Mr. Lawrence Rutkowski
September 11, 2003
Page 2



                a. During the Term, you shall be paid an annual base salary of $550,000 ("Base Salary"), payable in semi-monthly payments of $22,916.66. Your Base Salary may be reviewed annually by the Chief Executive Officer and may be increased based on such performance review within the Company's discretion. You shall not be entitled to any additional compensation for service as an officer or member of any board of directors of any affiliate of the Company.

                b. During the Term, commencing with the Company's fiscal year 2004, you shall be eligible to receive an annual cash incentive award under The Warnaco Group, Inc. Incentive Compensation Plan ("Bonus Plan") with a target of 70% of Base Salary ("Target Bonus"). The terms and conditions applicable to such annual cash incentive award, including but not limited to the determination of performance targets (following consultation with you), the ultimate amount of such award, and the timing of payment of any such award, shall be determined in accordance with the terms of the Bonus Plan

                       i. For fiscal year 2003, you shall receive a guaranteed pro-rata annual incentive award, which shall be calculated by multiplying the annual incentive award you would have been entitled to receive if you had been employed for a full fiscal year based on the Target Bonus by a fraction, the numerator of which is the number of days you were employed during fiscal year 2003 and the denominator of which is 365. Any annual incentive award, including any annual incentive award for fiscal year 2003, shall be payable when bonuses for the applicable performance period are paid to other senior executives of the Company.

                c. Pursuant to the Warnaco 2003 Stock Incentive Plan (the "Plan"), on the Commencement Date you will be granted 50,000 shares of restricted stock ("restricted stock") and an option to purchase 200,000 shares of the Company's outstanding common stock (the "option"), subject to the terms and conditions of such awards as set out in the Plan. You may also be eligible to receive future grants of restricted stock and/or options or other forms of equity compensation at the sole discretion of the Compensation Committee of the Board of Directors.

                       i. Except as otherwise provided herein, the restricted stock as described herein and the option as described herein shall vest 25% on February 29, 2004 and shall vest 25% on each of February 28, 2005, February 28, 2006 and February 28, 2007, provided that you are employed by the Company on such vesting date and have not given notice to the Company that you are voluntarily resigning, without Good Reason (as




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Mr. Lawrence Rutkowski
September 11, 2003
Page 3

                           defined in Exhibit A) prior to such vesting date. The form of the Restricted Stock Award Agreement for the restricted stock is attached hereto as Exhibit B. The form of the Non-Qualified Stock Option Agreement for the option is attached hereto as Exhibit C.

                       ii. You shall be subject to the equity ownership,
                           retention and other requirements applicable to senior executives of the Company. Except as otherwise expressly provided herein, all equity grants shall be governed by the applicable plan and award agreement, as in effect on the date hereof and as may be hereafter changed in accordance with such plan and agreement.

         4. While you are employed by the Company, and subject, of course, to the Company's right to amend, modify or terminate any benefit plan or program, you shall be entitled to participate in all Company employee benefit plans applicable to senior executives, including the following benefits/perquisites:

                a. Reimbursement of reasonable business expenses incurred in carrying out your duties and responsibilities under this agreement, subject to documentation in accordance with Company policy. In addition, the Company will reimburse you for your legal and other professional fees reasonably incurred in connection with the negotiation and drafting of this agreement, up to a maximum of $10,000.

                b. Perquisites provided to other senior executives, including a monthly car allowance of up to $700.

                c. Vacation - four weeks paid vacation per calendar year.

         5. In the event your employment is terminated without Cause (as defined in Exhibit A) by the Company (other than upon death or due to Disability (as defined in Exhibit A)) or you resign for Good Reason (as defined in Exhibit A) (other than due to Disability) during the Term, you shall be entitled to:

                a. Base Salary through the Date of Termination (as defined in
                   Exhibit A).

                b. Payment of Base Salary as salary continuation for the
                   remainder of the Term, but in no event less than 12 months.

                c. A pro-rata bonus for the fiscal year in which the Date of
                   Termination occurs, based on the Company's performance for such year (determined by multiplying the amount you would have received had your employment




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Mr. Lawrence Rutkowski
September 11, 2003
Page 4


                   continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives.

                d. Immediate vesting of that portion of the restricted stock described in paragraph 3(c) above that would have vested if you had been employed on the vesting date immediately following the Date of Termination.

                e. That portion of the option described in paragraph 3(c) above that has vested as of the Date of Termination remaining exercisable for two years following the Date of Termination.

                f. Continued participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 12 months, or (b) the date, or dates, you receive equivalent coverage under the plans and programs of a subsequent employer.

                g. Outplacement counseling and use of an office during the period Base Salary is paid as salary continuation under paragraph 5(b) above.

                h. Any amounts earned, accrued or owing to you but not yet paid.

                i. As a condition to receiving severance compensation pursuant to this paragraph 5, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company (provided you shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law).

         6. In the event your employment is terminated upon death or due to Disability during the Term, you (or your estate or legal representative, as the case may be) shall be entitled to:

                a. Base Salary through the Date of Termination.

                b. A pro-rata bonus for the fiscal year in which the Date of
                   Termination occurs, based on the Company's performance for such year (determined by multiplying the amount you would have received had your employment




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Mr. Lawrence Rutkowski
September 11, 2003
Page 5

                   continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives.

                c. Immediate vesting of 50% of the restricted stock described in paragraph 3(c) above that remains unvested as of the Date of Termination and 100% of that portion of the option described in paragraph 3(c) above that remains unvested as of the Date of Termination, with any vested portion of such option remaining exercisable for 12 months following the Date of Termination.

                d. Any amounts earned, accrued or owing to you but not yet paid.

         7. In the event the Company terminates your employment for Cause or you voluntarily resign, you shall be entitled to Base Salary through the Date of Termination. In the event of your termination for Cause, the unvested restricted stock described in paragraph 3(c) above and that portion of the option described in paragraph 3(c) above that remains unvested as of the Date of Termination shall be forfeited. In the event of your voluntary resignation, the unvested restricted stock described in paragraph 3(c) above and that portion of the option described in paragraph 3(c) above that remains unvested as of the date on which you provide written notice to the Company that you are voluntarily resigning shall be forfeited. A voluntary resignation shall be effective on 60 days prior written notice, subject to early termination by the Company, and, provided that such notice is given, shall not be deemed to be a breach of this agreement.

         8. In the event your employment is terminated without Cause by the Company (other than upon death or due to Disability) or you resign for Good Reason (other than due to Disability), in both cases within one year following a Change in Control (as defined on Exhibit A) (provided the Term is still in effect or has expired during the one-year period), you shall be entitled to:

                a. Base Salary through the Date of Termination.

                b. Payment of Base Salary as salary continuation for the
                   remainder of the Term, but in no event less than 12 months.

                c. A pro-rata bonus for the fiscal year in which the Date of
                   Termination occurs, based on the Company's performance for such year (determined by multiplying the amount you would have received had your employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by




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Mr. Lawrence Rutkowski
September 11, 2003
Page 6

                   the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives.

                d. Immediate vesting of 100% of any of the restricted stock described in paragraph 3(c) above that remains unvested as of the Date of Termination and 100% of that portion of the option described in paragraph 3(c) above that remains unvested as of the Date of Termination, with any vested portion of such option remaining exercisable for six months following the Date of Termination.

                e. Continued participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 12 months, or (b) the date, or dates, you receive equivalent coverage under the plans and programs of a subsequent employer.

                f. Any amounts earned, accrued or owing to you but not yet paid.

                g. As a condition to receiving severance compensation pursuant to this paragraph 8, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company (provided you shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law).

         9. In the event the Company provides written notice to you in accordance with paragraph 2 above that the Term shall not renew and upon such expiration of the Term the Company terminates your employment under circumstances that during the Term would constitute a termination of employment without Cause, you shall be entitled to:

                a. Base Salary through the Date of Termination.

                b. Payment of Base Salary as salary continuation for six months following the Date of Termination.

                c. That portion of the option described in paragraph 3(c) above that has vested as of the Date of Termination remaining exercisable for nine months following the Date of Termination.




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Mr. Lawrence Rutkowski
September 11, 2003
Page 7

                d. Continued participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating immediately prior to the Date of Termination for six months following the Date of Termination.

                e. Any amounts earned, accrued or owing to you but not yet paid.

                f. As a condition to receiving severance compensation pursuant to this paragraph 9, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company (provided you shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law).

         10. Any amounts due to you under paragraphs 5, 6, 8 or 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Any payments provided pursuant to paragraph 5, paragraph 8 or paragraph 9 shall be in lieu of any salary continuation arrangements under any other severance program of the Company.

         11. Notwithstanding any other provision of this Agreement, upon the termination of your employment for any reason, unless otherwise requested by the Board, you shall immediately resign from all boards of directors of any affiliate of the Company, if any, of which you may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any affiliate of the Company. You agree to execute any and all documentation of such resignations upon request by the Company, but you shall be treated for all purposes as having so resigned upon termination of your employment, regardless of when or whether you execute any such documentation.

         12. You acknowledge that in your capacity in management you have had or will have a great deal of exposure and access of the Company's trade secrets and confidential and proprietary information. Therefore, during the Term and thereafter (provided you are employed by the Company) and for 12 months following the termination of your employment with the Company, to protect the Company's trade secrets and other confidential and proprietary information, you agree that you will not, other than in the ordinary course of performing your duties hereunder or as agreed by the Company in writing, engage in a "Competitive Business," directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its affiliates is engaged in business. You shall not be deemed to be in violation of this paragraph 12 by reason of the fact that you own or acquire, solely as




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Mr. Lawrence Rutkowski
September 11, 2003
Page 8

             an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. "Competitive Business" shall mean a business primarily engaged in apparel design, apparel wholesaling or apparel retailing.

         13. Upon any termination of employment, you agree to refrain from directly or indirectly soliciting any employee of the Company or an affiliate of the Company to terminate his/her employment (excluding, only, your personal assistant) on your own behalf or on behalf of any other person or entity or from directly or indirectly hiring any key employee (e.g., any management-level employee or any designer) of the Company for a period of eighteen (18) months thereafter. In addition, you agree that for a period of eighteen
             (18) months following the termination of your employment with the Company, you will not, without the prior written consent of the Company, directly or indirectly, solicit or encourage any customer of the Company or any affiliate of the Company to reduce or cease its business with the Company or any such affiliate of the Company or otherwise interfere with the relationship of the Company or any affiliate of the Company with its customers. You and the Company each agree to refrain from making any statements or comments of a defamatory or disparaging nature to third parties regarding each other (including, in the case of the Company, an affiliate of the Company or the Company's officers, directors, personnel or products). You and the Company each understand that either party should be entitled to respond truthfully and accurately to statements about such party made publicly by you or the Company, as the case may be, provided that such response is consistent with your or the Company's obligations not to make any statements or comments of a defamatory or disparaging nature as set forth herein above.

         14. During the Term and thereafter, other than in the ordinary course of performing your duties for the Company or as required in connection with providing any cooperation to the Company pursuant to paragraph 20 below, you agree that you will not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which you acquire during the course of your employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order you to divulge, disclose or make accessible such information. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure by you or (ii) becomes known to the public through no wrongful disclosure by or act of you or any of your representatives. In the event you are requested by subpoena, court order, investigative demand, search warrant or other legal process to disclose any information regarding the Company,




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Mr. Lawrence Rutkowski
September 11, 2003
Page 9

             you agree, unless prohibited by law or Securities and Exchange Commission regulation, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of your making such disclosure and you shall not disclose such information regarding the Company unless and until the Company has expressly authorized you to do so in writing or the Company has had a reasonable opportunity to object to such a request or to litigate the matter (of which the Company agrees to keep you reasonably informed) and has failed to do so.

         15. You hereby sell, assign and transfer to the Company all of your right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during the period of your employment are made or conceived by you, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work you perform, or information you receive regarding the business of the Company, while employed by the Company. You shall fully disclose to the Company as promptly as available all information known or possessed by you concerning any Rights, and upon request by the Company and without any further remuneration in any form to you by the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

         16. You agree that at the time of the termination of employment, whether at your instance or the Company, and regardless of the reasons therefore, you will promptly deliver to the Company's General Counsel, and not keep or deliver to anyone else, any and all of the following which is in your possession or control: (i) Company property (including, without limitation, credit cards, computers, communication devices, home office equipment and other Company tangible property) and (ii) notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing confidential or proprietary information of the Company or any of the Company's affiliates, including any and all documents relating to the conduct of the business of the Company or any of the Company's affiliates and any and all documents containing confidential or proprietary information of the customers of the Company or any of the Company's affiliates, except for (x) any documents for which the Company's General Counsel has given written consent to removal at the time of termination, (y) any documents on your personal computer if you destroy such documents and give a notarized written affidavit of such destruction and (z) any information necessary for you to retain for tax purposes (provided you maintain the confidentiality of such information in accordance with paragraph 14 above).

         17. Any failure by you to comply with the provisions of paragraphs 12, 13, 14, 15 or 16 shall relieve the Company of any of its obligations pursuant to this agreement, including pursuant to paragraphs 5, 6, 8 and 9.




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Mr. Lawrence Rutkowski
September 11, 2003
Page 10

         18. From and after the date hereof, should any disagreement, claim or controversy arise between you and the Company with respect to this agreement, the same may be enforced at the option of either party by confidential, binding and final arbitration in New York, New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrator with respect to such disagreement, claim or controversy shall be enforceable in any court of competent jurisdiction and shall be binding upon the parties hereto. You consent to the personal jurisdiction of the Courts of the State of New York (including the United States District Court for the Southern District of New York) in any proceedings for equitable relief. You further agree not to interpose any objection or improper venue in any such proceeding or interpose any defense that the Company has an adequate remedy at law or that the injury suffered by the Company is not irreparable. You and the Company agree that each party shall be responsible for its own costs and expenses, including attorneys' fees, provided, however, that if you substantially prevail with respect to all claims that are the subject matter of the dispute, your costs, including reasonable attorneys' fees, shall be borne by the Company.

         19. You expressly agree and acknowledge that any breach or threatened breach of any obligation set forth in paragraphs 12, 13, 14, 15 or 16 above will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this the Company shall be entitled to seek the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself, without the necessity of posting a bond and without proving actual damages, restraining you from committing or continuing to commit any such violation.

         20. Following the Date of Termination, upon reasonable request by the Company, you shall cooperate with the Company or any of its affiliates with respect to any legal or investigatory proceeding, including any government or regulatory investigation, or any litigation or other dispute relating to any matter in which you were involved or had knowledge during your employment with the Company, subject to your reasonable personal and business schedules. The Company shall reimburse you for all reasonable out-of-pocket costs, such as travel, hotel, and meal expenses, and reasonable attorneys' fees, incurred by you in providing any cooperation pursuant to this paragraph 20, as well as a reasonable per diem amount for your time which shall be based upon your Base Salary at the Date of Termination.

         21. You represent and warrant that you have the free and unfettered right to enter into this agreement and to perform your obligations under it and that you know of no agreement between you and any other person, firm or organization, or any law or regulation, that would be violated by the performance of your obligations under this




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Mr. Lawrence Rutkowski
September 11, 2003
Page 11

             agreement. You agree that you will not use or disclose any confidential or proprietary information of any prior employer in the course of performing your duties for the Company or any of its affiliates.

         22. The invalidity or unenforceability of any particular provision or provisions of this agreement (as determined by an arbitrator or a court of competent jurisdiction) shall not affect the other provisions hereof and this agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

         23. This agreement (including its Exhibits) and the documents referred to herein constitute the full and complete understanding and agreement of the parties, supersede all prior representations, understandings and agreements as to your employment by the Company and cannot be amended, changed, modified in any respect, without the written consent of the parties, except that the Company reserves the right in its sole discretion to make changes at any time to the other documents referenced in this letter agreement. No waiver by either party of any breach by the other party of any condition or provision contained in this agreement shall be deemed to be a waiver of a similar or dissimilar condition or provision.

         24. This agreement shall be binding upon and shall inure to the benefit of successors and assigns of the Company.

         25. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions as to choice of laws. The respective rights and obligations of the parties hereunder, including without limitation paragraphs 12 through 16, shall survive any expiration of the Term, including expiration thereof upon your termination of employment for whatever reason, to the extent necessary to the intended preservation of such rights and obligations.

         26. Any notice given to either you or the Company under this agreement shall be in writing and shall be deemed to have been given upon actual receipt or refusal to accept receipt, with any such notice duly addressed to you or the Company, as the case may be, at the address indicated below or to such other address as such Party may subsequently designate by written notice in accordance with this paragraph 26: If to the Company: The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016, Attention: General Counsel; If to you: at your home address as indicated on the Company's records.

         27. The Company may withhold from any amounts payable under this agreement such Federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.




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Mr. Lawrence Rutkowski
September 11, 2003
Page 12

         Your signature below will signify that you have read, and understand and agree to, the terms and conditions contained in each item of the new-hire paperwork.




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Mr. Lawrence Rutkowski
September 11, 2003
Page 13

         This agreement shall not be binding on the Company until you sign, date and deliver an original of this agreement to Jay A. Galluzzo at the Company's address set forth in paragraph 26 above and its effectiveness is contingent on the circumstances set forth in the introductory paragraph of this agreement. If the foregoing is agreeable to you, please sign both copies of this agreement and return them to me. A fully executed original will be returned to you.

                                     Very truly yours,

                                     THE WARNACO  GROUP, INC.


                                     /s/ Jay A. Galluzzo
                                     -------------------------------------------
                                     Jay A. Galluzzo
                                     Vice President, General Counsel & Secretary


Agreed to and accepted this
11th day of September, 2003


       /s/ Lawrence Rutkowski
---------------------------------------
         Lawrence Rutkowski





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Mr. Lawrence Rutkowski
September 11, 2003
Page 14


                                                                       Exhibit A

                                   Definitions

"Cause" shall mean:

(i)   willful misconduct by you which is injurious to the Company's interests;

(ii) willful breach of duty by you in the course of your employment, which, if curable, is not cured within 10 days after your receipt of written notice from the Company;

(iii) willful failure by you after having been given written notice from the Company to perform your duties other than a failure resulting from your incapacity due to physical or mental illness; or

(iv) indictment of you for the commission of a felony, or your engagement in other willful misconduct which is injurious to the business or reputation of the Company.

"Change in Control" shall mean any of the following:

(i) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934), but excluding a person who owns more than 5% of the outstanding shares of the Company as of the Commencement Date, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under that Act), of 50% or more of the Voting Stock of the Company, provided that any sale or transfer of Voting Stock by shareholders as of the Commencement Date shall not constitute a Change in Control; or

(ii) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

         For purposes of this Change in Control definition, "Voting Stock" shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

Mr. Lawrence Rutkowski
September 11, 2003
Page 15


"Date of Termination" shall mean:

(i) if your employment is terminated by the Company, the date specified in the notice by the Company to you that your employment is so terminated;

(ii) if you voluntarily resign your employment, 60 days after receipt by the Company of written notice that you are terminating your employment (provided, that the Company may accelerate the Date of Termination to an earlier date by providing you with written notice of such action, or, alternatively, the Company may place you on paid leave (covering only Base Salary) during such period);

(iii) if your employment is terminated by reason of death, the date of death; or

(iv) if you resign your employment for Good Reason, 30 days after receipt by the Company of timely written notice from you in accordance with paragraph 26 of the letter agreement dated September 11, 2003 between you and the Company, unless the Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice.

"Disability" shall mean your inability, due to physical or mental incapacity, to substantially perform your duties and responsibilities for a period of 120 consecutive days as determined by a medical doctor selected by the Company and reasonably acceptable to you.

"Good Reason" shall mean the occurrence of any of the following without your consent:

(i) a material diminution in your authority, duties or responsibilities as Chief Financial Officer of the Company;

(ii)  a reduction in your Base Salary or Target Bonus;

(iii) a change in reporting structure so that you report to someone other than the Chief Executive Officer of the Company;

(iv) the removal by the Company of you as Chief Financial Officer of the Company;

(v) the failure of a successor to all or substantially all of the assets of the Company to assume the Company's obligations under the letter agreement either in writing or as a matter of law; or

(vi) requiring you to be principally based at any office or location other than Manhattan or Westchester County, New York, provided that you will be required to spend time at the

Mr. Lawrence Rutkowski
September 11, 2003
Page 16


      Company's Milford, Connecticut office where the Company's finance and accounting departments are located.

         Anything herein to the contrary notwithstanding, you shall not be entitled to resign for Good Reason unless you give the Company written notice of the event constituting "Good Reason" within 60 days of the occurrence of such event and the Company fails to cure such event within 30 days after receipt of such notice.

Mr. Lawrence Rutkowski
September 11, 2003
Page 17

                                                                       Exhibit B

                             THE WARNACO GROUP, INC.
                            2003 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT


         THIS RESTRICTED STOCK AWARD AGREEMENT, (the "Agreement"), dated as of September 11, 2003, is made by and between The Warnaco Group, Inc., a Delaware corporation (the "Company"), and Lawrence Rutkowski, an employee of the Company (the "Grantee").

         WHEREAS, the Company has adopted The Warnaco Group, Inc. 2003 Stock Incentive Plan (the "Plan"), pursuant to which the Company may grant Shares which are restricted as to transfer (Shares so restricted hereinafter referred to as "Restricted Stock");

         WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein;

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

      (a) Grant of Restricted Stock. The Company hereby grants to the Grantee 50,000 shares of Restricted Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

      (b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan; provided, however, that for purposes of paragraphs 2(e), 2(f) and 2(g) below, the capitalized terms "Cause," "Change in Control," "Disability" and "Good Reason" shall have the meanings ascribed to them in that certain letter agreement ("Letter Agreement"), dated September 11, 2003, between the Company and the Grantee. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.

Mr. Lawrence Rutkowski
September 11, 2003
Page 18

Section 2. Terms and Conditions of Award

      The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

      (a) Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Stock and the right to vote such Stock.

      (b) Restrictions. Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in
Section 2(d); provided, however, that this Award may be transferred to a Permitted Transferee if such transfer is without consideration; and provided, further, that, following such a transfer, the Award shall continue to be subject to the terms and conditions set forth in this Agreement and in the Plan. The Committee may, in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided in Section 2(d).

      (c) Certificate; Restrictive Legend. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

      This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in The Warnaco Group, Inc. 2003 Stock Incentive Plan (the "Plan") and an agreement entered into between the registered owner and the Company (the "Agreement"). Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

      (d) Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(b) shall lapse with respect to twenty-five percent (25%) of the shares of Restricted Stock granted hereunder on February 29, 2004 and with respect to an additional twenty-five percent (25%) of such shares on each of February 28, 2005, February 28, 2006 and February 28, 2007, so long as the Grantee is employed by or providing services to the Company as of the relevant date and has not given the Company written notice on or prior to such date that he is voluntarily resigning.

      Upon each lapse of restrictions relating to Restricted Stock, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of

Mr. Lawrence Rutkowski
September 11, 2003
Page 19

shares of Stock, free of the restrictive legend described in Section 2(c), equal to the number of shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Stock.

      (e) Termination of Employment. Except as otherwise provided in the Letter Agreement, in the event that the Grantee ceases to employed by the Company prior to the lapsing of restrictions with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Grantee shall become free of such restrictions or be forfeited as follows:

            (i) If the Grantee's employment is terminated due to his death or Disability, all restrictions applicable to 50% of the Restricted Stock then subject to this Award shall lapse as of the effective date of such termination of employment;

            (ii) If the Grantee's employment is terminated by the Company for Cause, or if the Grantee voluntarily terminates his employment or provides written notice to the Company that he is voluntarily resigning, all such Restricted Stock then held by the Grantee (or his legatees, personal representative or Permitted Transferees) shall be forfeited as of the date of such termination or notice of voluntary resignation; and

            (iii) Except as set forth in Section 2(g)(i) below, if the Grantee's termination of employment is for any other reason (including a Grantee's ceasing to be employed by an affiliate of the Company as a result of the sale of such subsidiary or an interest in such affiliate), all Restricted Stock then held by the Grantee (or his legatees, personal representative or Permitted Transferees) as of the date of such termination of employment shall be forfeited as of the date of such termination unless otherwise determined by the Committee in its sole discretion.

      Restricted Stock forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee's successors, heirs, assigns, personal representatives or Permitted Transferees shall thereafter have any further rights or interests in such shares or certificates. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee (or his legatees, personal representative or Permitted Transferee), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

      (f) Additional Forfeiture upon Termination for Cause. In addition to the forfeiture of Restricted Stock as provided in Section 2(e) (including if forfeiture is pursuant to the Letter Agreement), if the Grantee's termination of employment or service is by the Company for Cause,

Mr. Lawrence Rutkowski
September 11, 2003
Page 20


the Grantee shall forfeit, and shall return to the Company without consideration, any Shares owned by the Grantee that were previously subject to this Award and with respect to which the restrictions applicable to such Shares lapsed during the six-month period immediately prior to such termination. To the extent the Shares subject to this Section 2(f) have been previously sold or otherwise disposed of by the Grantee, the Grantee shall repay to the Company the aggregate fair market value of such Shares on the date of such sale or disposition; provided, however, that to the extent such Shares have been previously sold or otherwise disposed of to a Permitted Transferee, the Grantee, without being relieved of the repayment obligation to be satisfied by such Permitted Transferees, may cause such repayment obligation to be satisfied by such Permitted Transferees.

      (g) Change in Control. Except as otherwise may be provided in the Letter Agreement, the following provisions shall apply in the event of a Change in Control (as defined in the Letter Agreement):

      (i) If, within one year following a Change in Control, the Grantee's employment with the Company terminates in a "qualifying termination" (as defined below), all restrictions applicable to such Restricted Stock then held by the Grantee (or his legatees, personal representative or Permitted Transferees, as applicable) shall immediately lapse as of the date of such termination; provided, however, that in the event the Grantee's employment is terminated without Cause by the Company (other than upon death or due to Disability) or the Grantee resigns for Good Reason (other than due to Disability), in both cases within one year following a Change in Control during the Term of the Letter Agreement, this Award shall be treated in accordance with paragraph 8(d) of the Letter Agreement.

      (ii) If there shall occur a Change in Control pursuant to which this Restricted Stock Award is not to be assumed, then all restrictions applicable to such Restricted Stock then held by the Grantee (or his legatees, personal representative or Permitted Transferees, as applicable) shall immediately lapse as of immediately prior to such Change in Control.

      (iii) For purposes of this Agreement, a "qualifying termination" shall mean a termination of the Grantee's employment or service by the Company other than for Cause or by the Grantee for Good Reason (other than due to a Disability). .

      (h) Income Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock (or, if the Grantee makes an election under Section 83(b) of the Code, in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash, Shares already owned by the Grantee which were acquired more than six months prior to the date of surrender under this Section 2(h), Shares otherwise issuable upon the lapse of restric-

Mr. Lawrence Rutkowski
September 11, 2003
Page 21

tions, or in a combination of such methods. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

Section 3. Miscellaneous

      (a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to Grantee's address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

      (b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

      (c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan including, but not limited to, Section 11(l) thereof (relating to compliance with applicable law and regulations).

      (d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

      (e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

      (f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

      (g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

      (h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

Mr. Lawrence Rutkowski
September 11, 2003
Page 22

      (i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

      (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the 11th day of September, 2003.


                               THE WARNACO GROUP, INC.


                               By: /s/ Jay A. Galluzzo
                                   --------------------

                               Its:  Vice President, General Counsel & Secretary
                                     -------------------------------------------

                               LAWRENCE RUTKOWSKI

                               Signature: /s/ Lawrence Rutkowski
                                          ----------------------
                               Printed Name:
                                             -------------------
                               Address:
                                        ------------------------

                                        ------------------------

Mr. Lawrence Rutkowski
September 11, 2003
Page 23

                                                                       Exhibit C

                             THE WARNACO GROUP, INC.
                            2003 STOCK INCENTIVE PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), dated as of September 11, 2003, is made by and between The Warnaco Group, Inc., a Delaware corporation (the "Company"), and Lawrence Rutkowski, an employee of the Company (the "Optionee").

      WHEREAS, the Company has adopted The Warnaco Group, Inc. 2003 Stock Incentive Plan (the "Plan"), pursuant to which options may be granted to purchase Shares;

      WHEREAS, the Company desires to grant to the Optionee a Non-Qualified Stock Option to purchase the number of Shares provided for herein;

      NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Option

      (a) Grant of Option. The Company hereby grants to the Optionee an Option to purchase 200,000 Shares on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the "Option"). The Option is not intended to be treated, and shall not be construed, as an Incentive Stock Option.

      (b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan; provided, however, that for purposes of paragraphs 2(e), 2(f) and 2(g) below, the capitalized terms "Cause," "Change in Control," "Disability" and "Good Reason" shall have the meanings ascribed to them in that certain letter agreement ("Letter Agreement"), dated September 11, 2003, between the Company and the Grantee. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Option

      (a) Exercise Price. The price at which the Optionee shall be entitled to purchase Shares upon the exercise of all or any portion of the Option shall be $16.75 per Share.

Mr. Lawrence Rutkowski
September 11, 2003
Page 24

      (b) Expiration Date. The Option shall expire at the close of business on the tenth anniversary of the date of this Agreement.

      (c) Exercisability of Option. Subject to the other terms of this Agreement regarding the exercisability of the Option, the Option shall become exercisable as of the dates set forth below for the cumulative percentages of Shares set forth below, provided the Optionee is employed by or providing services to the Company as of each such date and has not given the Company written notice that he is voluntarily resigning on or prior to such date:

      Date                                           Percentage of Shares
      ----                                           --------------------
February 29, 2004                                             25%

February 28, 2005                                             25%

February 28, 2006                                             25%

February 28, 2007                                             25%


The Committee may, but shall not be required to, provide at any time for the acceleration of the schedule set forth above.

      (d) Method of Exercise. The Option may be exercised only by written notice in the form attached hereto as Exhibit A delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor. The purchase price of the Shares shall be paid to the Company (i) in cash or its equivalent, (ii) by tendering to the Company Shares already owned by the Optionee, which, in the case of Shares purchased by the Optionee pursuant to the exercise of an option granted by the Company, have been held by the Optionee for no less than six months following the date of such purchase, in any case having a total Fair Market Value less than or equal to the aggregate purchase price,
(iii) to the extent permitted by law, by a "cashless exercise" procedure approved by the Committee, or (iv) by a combination of the foregoing methods. If requested by the Committee, the Optionee shall deliver this Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. A minimum of 100 Shares must be purchased upon the exercise of the Option unless a lesser number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

      (e) Termination of Employment. Except as otherwise provided in the Letter Agreement, in the event that the Optionee ceases to be employed by or provide services to the Company or has given the Company written notice that he is voluntarily resigning, that portion of the Option that is not then exercisable shall immediately terminate and that portion of the Option that is exercisable at the time of the Optionee's termination of employment or service or written notice of voluntary resignation shall terminate as follows:

            (i) If the Optionee's termination of employment or service is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one year following such

Mr. Lawrence Rutkowski
September 11, 2003
Page 25

      termination of employment, and shall thereafter terminate;

      (ii) If the Optionee's termination of employment or service is by the Company for Cause, the Option shall terminate on the date of the Optionee's termination of employment;

      (iii) If the Optionee voluntarily terminates his employment or service (other than by retirement) or provides written notice to the Company that he is voluntarily resigning, the Option (to the extent exercisable at the time of the Optionee's termination or written notice of voluntary resignation) shall be exercisable for a period of one month following such termination of employment or written notice of voluntary resignation, and shall thereafter terminate; and

      (iv) If the Optionee's termination of employment or service is for any other reason (including the Optionee's ceasing to be employed by an Affiliate as a result of the sale of such Affiliate or an interest in such Affiliate), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of three months following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, (x) the Committee may, but shall not be required to, provide at any time that the Option may be exercised after the periods provided for in this Section 2(e), but in no event beyond the term of the Option set forth in Section 2(b), and (y) no provision in this Section 2(e) shall extend the exercise period of an Option beyond its original term set forth in
Section 2(b).

(f) Additional Forfeiture upon Termination for Cause. In addition to the cancellation of the Option as provided in Section 2(e), if the Optionee's termination of employment or service is by the Company for Cause, the Optionee shall sell back to the Company any Shares purchased by the Optionee during the six-month period immediately prior to the effective date of such termination pursuant to the exercise of the Option. If the Optionee is required to sell back any Shares pursuant to this Section 2(f), the purchase price to be paid by the Company for such Shares shall be at the aggregate exercise price paid by the Optionee for such Shares. To the extent the Shares subject to this Section 2(f) have been previously sold or otherwise disposed of by the Optionee, the Optionee shall repay to the Company the difference between the aggregate fair market value of such Shares on the date of such sale or disposition and the exercise price; provided, however, that to the extent such Shares have been previously sold or otherwise disposed of to a Permitted Transferee, the Optionee, without being relieved of the repayment obligation to be satisfied by such Permitted Transferees, may cause such repayment obligation to be satisfied by such Permitted Transferees.

(g) Nontransferability. The Option shall not be transferable by the Optionee other than (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee or (iii) pursuant to the terms of a qualified domestic relations order ("QDRO"), as determined by the Committee, and may be exercised during the lifetime of the Optionee only by the Optionee or his guardian or legal representative or by a transferee under such a QDRO.

Mr. Lawrence Rutkowski
September 11, 2003
Page 26


(h) Change in Control. Except as otherwise may be provided in the Letter Agreement, the following provisions shall apply in the event of a Change in Control as defined in the Letter Agreement:

      (i) If, within one year following a Change in Control, the Optionee's employment or service with the Company terminates in a "qualifying termination" (as defined below), the Option shall become immediately exercisable in full as of the date of such termination and shall remain exercisable until the first to occur of six months following such termination and the expiration of the term; provided, however, that in the event the Optionee's employment is terminated without Cause (as defined in Exhibit A to the Letter Agreement) by the Company (other than upon death or due to Disability) or the Optionee resigns for Good Reason (other than due to Disability), in both cases within one year following a Change in Control during the Term of the Letter Agreement, the Option shall be treated in accordance with paragraph 8(d) of the Letter Agreement.

      (ii) If there shall occur a Change in Control pursuant to which the Option is not to be assumed, then, the Option shall become fully exercisable as of immediately prior to such Change in Control.

      (iii) For purposes of this Agreement, a "qualifying termination" shall mean a termination of the Optionee's employment or service by the Company other than for Cause or by the Optionee for Good Reason (other than due to Disability).

(i) Rights as a Stockholder. The Optionee shall not be deemed for any purpose to be the owner of any Shares subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the Shares for which the Option shall have been exercised, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company.

(j) Income Taxes. The Company may, in its discretion, require that the Optionee pay to the Company at or after (as determined by the Committee) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of Shares thereupon.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

Mr. Lawrence Rutkowski
September 11, 2003
Page 27

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.

(c) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan including, but not limited to, section 11(l) thereof (relating to compliance with applicable law and regulations).

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Mr. Lawrence Rutkowski
September 11, 2003
Page 28



IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the 11th day of September, 2003.



                               THE WARNACO GROUP, INC.


                               By: /s/ Jay A. Galluzzo
                                   -------------------

                               Its  Vice President, General Counsel & Secretary
                                    -------------------------------------------

                               LAWRENCE RUTKOWSKI


                               Signature: /s/ Lawrence Rutkowski
                                          ----------------------
                               Address:
                                        ------------------------

                               ---------------------------------